EXHIBIT 3

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                                     BY-LAWS



                                       OF



                            MERRILL LYNCH & CO., INC.












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                            Effective: July 23, 2001





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

                                      INDEX
                                       to
                                     BY-LAWS
                                       of
                            MERRILL LYNCH & CO., INC.

                                                                         PAGE
ARTICLE I - OFFICES....................................................    1

ARTICLE II - MEETINGS OF STOCKHOLDERS
         Section  1.           Annual Meeting...........................   1
         Section  2.           Special Meetings.........................   1
         Section  3.           Notice of, and Business at, Meetings.....   1
         Section  4.           Waiver of Notice.........................   3
         Section  5.           Organization.............................   3
         Section  6.           Inspectors of Election.............. ....   3
         Section  7.           Stockholders Entitled to Vote............   4
         Section  8.           Quorum and Adjournment...................   4
         Section  9.           Order of Business........................   4
         Section 10.           Vote of Stockholders.....................   4
         Section 11.           Shares Entitled to More
                               or Less Than One Vote....................   5

ARTICLE III - BOARD OF DIRECTORS
         Section  1.           Election and Term........................   5
         Section  2.           Qualification............................   5
         Section  3.           Number...................................   5
         Section  4.           General Powers...........................   5
         Section  5.           Place of Meetings........................   6
         Section  6.           Organization Meetings....................   6
         Section  7.           Regular Meetings.........................   6
         Section  8.           Special Meetings; Notice
                               and Waiver of Notice.....................   6
         Section  9.           Organization of Meetings.................   7
         Section 10.           Quorum and Manner of Acting..............   7
         Section 11.           Voting...................................   7
         Section 12.           Action without a Meeting.................   7
         Section 13.           Resignations.............................   8
         Section 14.           Removal of Directors.....................   8
         Section 15.           Vacancies................................   8
         Section 16.           Directors' Compensation..................   8

ARTICLE IV - COMMITTEES
         Section  1.           Constitution and Powers..................   8
         Section  2.           Place of Meetings........................   9
         Section  3.           Meetings; Notice and Waiver of Notice....   9
         Section  4.           Organization of Meetings.................   9
         Section  5.           Quorum and Manner of Acting..............   9
         Section  6.           Voting...................................  10
         Section  7.           Records..................................  10
         Section  8.           Vacancies................................  10
         Section  9.           Members' Compensation....................  10
         Section 10.           Emergency Management Committee...........  10

ARTICLE V - THE OFFICERS
         Section  1.           Officers - Qualifications................  11
         Section  2.           Term of Office; Vacancies................  11
         Section  3.           Removal of Elected Officers..............  11
         Section  4.           Resignations.............................  11
         Section  5.           Officers Holding More Than One Office....  11
         Section  6.           The Chairman of the Board................  11
         Section  7.           The President............................  12
         Section  8.           The Vice Chairmen of the Board...........  12
         Section  9.           The Executive Vice Presidents............  13
         Section 10.           The Senior Vice Presidents...............  13
         Section 11.           The Vice Presidents......................  13
         Section 12.           The Secretary............................  13
         Section 13.           The Treasurer............................  13
         Section 14.           Additional Duties and Authority..........  14
         Section 15.           Compensation.............................  14

ARTICLE VI - STOCK AND TRANSFERS OF STOCK
         Section  1.           Stock Certificates.......................  14
         Section  2.           Transfers of Stock.......................  14
         Section  3.           Lost Certificates........................  14
         Section  4.           Determination of Holders of Record
                               for Certain Purposes.....................  15

ARTICLE VII - CORPORATE SEAL
         Section  1.           Seal.....................................  15
         Section  2.           Affixing and Attesting...................  15

ARTICLE VIII - MISCELLANEOUS
         Section  1.           Fiscal Year..............................  15
         Section  2.           Signatures on Negotiable Instruments.....  15
         Section  3.           References to Article and Section Numbers
                               and to the By-Laws and the
                               Certificate of Incorporation.............  16

ARTICLE IX - AMENDMENTS.................................................  16

                                     BY-LAWS

                                       OF

                            MERRILL LYNCH & CO., INC.

                              --------------------

                                   ARTICLE I.

                                     OFFICES

     Merrill Lynch & Co., Inc. (hereinafter called the "Corporation") may establish or discontinue, from time to time, such offices and places of business within or without the State of Delaware as the Board of Directors may deem proper for the conduct of the Corporation's business.

                                   ARTICLE II.

                            MEETINGS OF STOCKHOLDERS

     Section 1. Annual Meeting. The annual meeting of the holders of shares of such classes or series of stock as are entitled to notice thereof and to vote thereat pursuant to the provisions of the Certificate of Incorporation (hereinafter called the "Annual Meeting of Stockholders") for the purpose of electing directors and transacting such other business as may come before it shall be held in each year at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 2. Special Meetings. In addition to such meetings as are provided for by law or by the Certificate of Incorporation, special meetings of the holders of any class or series or of all classes or series of the Corporation's stock may be called at any time by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the entire Board of Directors and may be held at such time, on such day and at such place, within or without the State of Delaware, as shall be designated by the Board of Directors.

     Section 3. Notice of, and Business at, Meetings.

     a. Notice. Except as otherwise provided by law, notice of each meeting of stockholders shall be given either by delivering a written notice personally or mailing a written notice to each stockholder of record entitled to vote thereat or by providing notice in such other form and by such other method as may be permitted by Delaware law. If mailed, the notice shall be directed to the stockholder in a postage-prepaid envelope at his address as it appears on the stock books of the Corporation unless, prior to the time of mailing, he shall have filed with the Secretary a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Notice of each meeting of stockholders shall be in such form as is approved by the Board of Directors and shall state the purpose or purposes for which the meeting is called, the date and time when and the place where it is to be held, and shall be delivered personally or mailed not more than sixty (60) days and not less than ten (10) days before the day of the meeting. Except as otherwise provided by law, the business which may be transacted at any special meeting of stockholders shall consist of and be limited to the purpose or purposes so stated in such notice. The Secretary or an Assistant Secretary or the Transfer Agent of the Corporation shall, after giving such notice, make an affidavit stating that notice has been given, which shall be filed with the minutes of such meeting.

                                        1

     b. Business. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation who (i) is a stockholder of record on the date of the giving of the notice provided for in this Section 3(b) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth in this Section 3(b).

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

     To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received by the Secretary of the Corporation not less than fifty
(50) days prior to the date of the annual meeting of stockholders; provided, that in the event that less than 60 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

     To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 3(b), provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 3(b) shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

                                        2

     Section 4. Waiver of Notice. Whenever notice is required to be given under any provision of law or of the Certificate of Incorporation or the By-Laws, a waiver thereof in writing or by telegraph, cable or other form of recorded communication, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the person attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of stockholders need be specified in any waiver of notice unless so required by the Certificate of Incorporation.

     Section 5. Organization. The Chairman of the Board shall act as chairman at all meetings of stockholders at which he is present, and as such chairman shall call such meetings of stockholders to order and preside thereat. If the Chairman of the Board shall be absent from any meeting of stockholders, the duties otherwise provided in this Section 5 of Article II to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by
Section 6 of Article V. The Secretary of the Corporation shall act as secretary at all meetings of the stockholders, but in his absence the chairman of the meeting may appoint any person present to act as secretary of the meeting.

     Section 6. Inspectors of Election. a. The Chairman of the Board shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Chairman of the Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

                                        3

     b. The inspectors shall: (1) ascertain the number of shares outstanding and the voting power of each; (2) determine the shares represented at a meeting and the validity of proxies and ballots; (3) count all votes and ballots; (4) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and (5) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.

     Section 7. Stockholders Entitled to Vote. The Board of Directors may fix a date not more than sixty (60) days nor less than ten (10) days prior to the date of any meeting of stockholders, as a record date for the determination of the stockholders entitled to notice of and to vote at such meeting and any adjournment thereof, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board of Directors establishes such record date. The Secretary shall prepare and make or cause to be prepared and made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place, specified in the notice of the meeting, within the city where the meeting is to be held, or, if not so specified, at the place where the meeting is to be held. Such list shall be produced and kept at the time and place of the meeting during the whole time thereof, and subject to the inspection of any stockholder who may be present.

     Section 8. Quorum and Adjournment. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the shares of stock entitled to vote at the meeting present in person or by proxy without regard to class or series shall constitute a quorum at all meetings of the stockholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned, provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, then a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. Order of Business. The order of business at all meetings of stockholders shall be as determined by the chairman of the meeting.

     Section 10. Vote of Stockholders. Except as otherwise required by law or by the Certificate of Incorporation or by the By-Laws, all action by stockholders shall be taken at a stockholders' meeting. Every stockholder of record, as determined pursuant to Section 7 of this Article II, and who is entitled to vote, shall, except as otherwise expressly provided in the Certificate of Incorporation with respect to any class or series of the Corporation's capital stock, be entitled at every meeting of the stockholders to one vote for every share of stock standing in his name on the books of the Corporation. Every stockholder entitled to vote may authorize another person or persons to act for him by proxy duly appointed by an instrument in writing, subscribed by such stockholder and executed not more than three (3) years prior to the meeting, unless the instrument provides for a longer period. The attendance at any meeting of stockholders of a stockholder who may theretofore have given a proxy shall not have the effect of revoking such proxy. Election of directors shall be by written ballot but, unless otherwise provided by law, no vote on any question upon which a vote of the stockholders may be taken need be by ballot unless the chairman of the meeting shall determine that it shall be by ballot or the holders of a majority of the shares of stock present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the number of shares voted and the name of the stockholder or proxy voting. Except as otherwise provided in Sections 14 and 15 of Article III or by the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Except as otherwise provided by law or by the Certificate of Incorporation, the affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject shall be the act of the stockholders.

                                        4

     Section 11. Shares Entitled to More or Less than One Vote. If any class or series of the Corporation's capital stock shall be entitled to more or less than one vote for any share, on any matter, every reference in the By-Laws to a majority or other proportion of stock shall refer to such majority or other proportion of the votes of such stock.

                                  ARTICLE III.

                               BOARD OF DIRECTORS

     Section 1. Election and Term. Except as otherwise provided by law or by the Certificate of Incorporation, and subject to the provisions of Sections 13, 14 and 15 of this Article III, directors shall be elected at the Annual Meeting of Stockholders to serve until the Annual Meeting of Stockholders in the third year following their election and until their successors are elected and qualify or until their earlier resignation or removal.

     Section 2. Qualification. No one shall be a director who is not the owner of shares of Common Stock of the Corporation. Acceptance of the office of director may be expressed orally or in writing.

     For the purposes of this Section 2 of Article III of these By-Laws: (1) stock units or other equity-linked instruments tied to the value of the Corporation's Common Stock shall be deemed to be shares of Common Stock of the Corporation; and (2) an initial grant of Common Stock, stock units or other equity-linked instruments tied to the value of the Corporation's Common Stock under any of the Corporation's plans for its non-employee directors, even if made after the date of the election of a director, shall be sufficient to comply with this provision.

     Section 3. Number. The number of directors may be fixed from time to time by resolution of the Board of Directors but shall not be less than three (3) nor more than thirty (30).

     Section 4. General Powers. The business, properties and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors, which, without limiting the generality of the foregoing, shall have power to elect and appoint officers of the Corporation, to appoint and direct agents, to grant general or limited authority to officers, employees and agents of the Corporation to make, execute and deliver contracts and other instruments and documents in the name and on behalf of the Corporation and over its seal, without specific authority in each case, and, by resolution adopted by a majority of the whole Board of Directors, to appoint committees of the Board of Directors in addition to those appointed pursuant to Article IV hereof, the membership of which may consist of one or more directors, and which may advise the Board of Directors with respect to any matters relating to the conduct of the Corporation's business. The Board of Directors may designate one or more directors as alternate members of any committee, including those appointed pursuant to Article IV hereof, who may replace any absent or disqualified member at any meeting of the committee. In addition, the Board of Directors may exercise all the powers of the Corporation and do all lawful acts and things which are not reserved to the stockholders by law or by the Certificate of Incorporation.

                                        5

     Section 5. Place of Meetings. Meetings of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors.

     Section 6. Organization Meeting. A newly elected Board of Directors may meet and organize, and also may transact any other business which might be transacted at a regular meeting on the day of the Annual Meeting of Stockholders, at the place at which such meeting of stockholders took place, without notice of such meeting, provided a majority of the whole Board of Directors is present. Such organization meeting may otherwise be held at any other time or place which may be specified in a notice given in the manner provided in Section 8 of this Article III for special meetings of the Board of Directors, or in a waiver of notice thereof.

     Section 7. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times as may be determined by resolution of the Board of Directors and no notice shall be required for any regular meeting. Except as otherwise provided by law, any business may be transacted at any regular meeting of the Board of Directors.

     Section 8. Special Meetings; Notice and Waiver of Notice. Special meetings of the Board of Directors shall be called by the Secretary on the request of the Chairman of the Board, the President or a Vice Chairman of the Board, or on the request in writing of any three other directors stating the purpose or purposes of such meeting. Notice of any special meeting shall be in form approved by the Chairman of the Board, the President or a Vice Chairman of the Board, as the case may be. Notices of special meetings shall be mailed to each director, addressed to him at his residence or usual place of business, not later than two
(2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or other form of recorded communication or be delivered personally or by telephone, not later than the day before such day of meeting. Notice of any meeting of the Board of Directors need not be given to any director if he shall sign a written waiver thereof either before or after the time stated therein, or if he shall attend a meeting, except when he attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or by the By-Laws. Unless limited by law, by the Certificate of Incorporation or by the By-Laws, any and all business may be transacted at any special meeting.

                                        6

     Section 9. Organization of Meetings. The Chairman of the Board shall preside at all meetings of the Board of Directors at which he is present. If the Chairman of the Board shall be absent from any meeting of the Board of Directors, the duties otherwise provided in this Section 9 of Article III to be performed by him at such meeting shall be performed at such meeting by the officer prescribed by Section 6 of Article V. If no such officer is present at such meeting, one of the directors present shall be chosen by the members of the Board of Directors present to preside at such meeting. The Secretary of the Corporation shall act as the secretary at all meetings of the Board of Directors, and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 10. Quorum and Manner of Acting. Except as otherwise provided by
Section 6 of this Article III, at every meeting of the Board of Directors one-third (1/3) of the total number of directors constituting the whole Board of Directors shall constitute a quorum but in no event shall a quorum be constituted by less than two (2) directors. Except as otherwise provided by law or by the Certificate of Incorporation, or by Section 15 of this Article III, or by Section 1 or Section 8 of Article IV, or by Section 3 of Article V, or by
Article IX, the act of a majority of the directors present at any such meeting, at which a quorum is present, shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by a member of the Board of Directors in a meeting pursuant to this Section 10 of Article III shall constitute his presence in person at such meeting.

     Section 11. Voting. On any question on which the Board of Directors shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of the Board of Directors so requests at the time.

     Section 12. Action without a Meeting. Except as otherwise provided by law or by the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

                                        7

     Section 13. Resignations. Any director may resign at any time upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 14. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, (i) any director, or the entire Board of Directors, may be removed from office at any time, but only for cause, by the affirmative vote of the holders of record of outstanding shares representing at least 80% of the voting power of all the shares of capital stock of the Corporation then entitled to vote generally in the election of directors, voting together as a single class, and (ii) any director may be removed from office at any time, but only for cause, by the affirmative vote of a majority of the entire Board of Directors.

     Section 15. Vacancies. Subject to the rights of the holders of any series of Preferred Stock or any other class of capital stock of the Corporation (other than the Common Stock) then outstanding, any vacancies in the Board of Directors for any reason, including by reason of any increase in the number of directors, shall, if occurring prior to the expiration of the term of office of the class in which such vacancy occurs, be filled only by the Board of Directors, acting by the affirmative vote of a majority of the remaining directors then in office, although less than a quorum, and any directors so elected shall hold office until the next election of the class for which such directors have been elected and until their successors are elected and qualify.

     Section 16. Directors' Compensation. Any and all directors may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

                                   ARTICLE IV.

                                   COMMITTEES

     Section 1. Constitution and Powers. The Board of Directors may, by resolution adopted by affirmative vote of a majority of the whole Board of Directors, appoint one or more committees of the Board of Directors, which committees shall have such powers and duties as the Board of Directors shall properly determine. Unless otherwise provided by the Board of Directors, no such other committee of the Board of Directors shall be composed of fewer than two
(2) directors.

                                        8

     Section 2. Place of Meetings. Meetings of any committee of the Board of Directors may be held at any place, within or without the State of Delaware, from time to time designated by the Board of Directors or such committee.

     Section 3. Meetings; Notice and Waiver of Notice. Regular meetings of any committee of the Board of Directors shall be held at such times as may be determined by resolution either of the Board of Directors or of such committee and no notice shall be required for any regular meeting. Special meetings of any committee shall be called by the secretary thereof upon request of any two members thereof. Notice of any special meeting of any committee shall be in form approved by the Chairman of the Board, the President or a Vice Chairman of the Board, as the case may be. Notices of special meetings shall be mailed to each member, addressed to him at his residence or usual place of business, not later than two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable or any other form of recorded communication, or be delivered personally or by telephone, not later than the day before such day of meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of any committee, need be specified in any notice or written waiver of notice unless so required by the Certificate of Incorporation or the By-Laws. Notices of any such meeting need not be given to any member of any committee, however, if waived by him as provided in Section 8 of Article III, and the provisions of such Section 8 with respect to waiver of notice of meetings of the Board of Directors shall apply to meetings of any committee as well.

     Section 4. Organization of Meetings. The most senior officer of the Corporation present, if any be members of the committee, and, if not, the director present who has served the longest as a director, except as otherwise expressly provided by the Board of Directors or the committee, shall preside at all meetings of any committee. The Secretary of the Corporation, except as otherwise expressly provided by the Board of Directors, shall act as secretary at all meetings of any committee and in his absence a temporary secretary shall be appointed by the chairman of the meeting.

     Section 5. Quorum and Manner of Acting. One-third (1/3) of the members of any committee then in office shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present, shall be the act of such committee. In the absence of a quorum, a majority of the members of any committee present, or, if two or fewer members shall be present, any member of the committee present or the Secretary, may adjourn any meeting, from time to time, until a quorum is present. No notice of any adjourned meeting need be given other than by announcement at the meeting that is being adjourned. The provisions of Section 10 of Article III with respect to participation in a meeting of a committee of the Board of Directors and the provisions of Section 12 of Article III with respect to action taken by a committee of the Board of Directors without a meeting shall apply to participation in meetings of and action taken by any committee.

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     Section 6. Voting. On any question on which any committee shall vote, the names of those voting and their votes shall be entered in the minutes of the meeting if any member of such committee so requests.

     Section 7. Records. All committees shall keep minutes of their acts and proceedings, which shall be submitted at the next regular meeting of the Board of Directors unless sooner submitted at an organization or special meeting of the Board of Directors, and any action taken by the Board of Directors with respect thereto shall be entered in the minutes of the Board of Directors.

     Section 8. Vacancies. Any vacancy among the appointed members or alternate members of any committee of the Board of Directors may be filled by affirmative vote of a majority of the whole Board of Directors.

     Section 9. Members' Compensation. Members of all committees may receive such reasonable compensation for their services as such, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine. Nothing herein contained shall be construed to preclude any member of any committee from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 10. Emergency Management Committee. In the event that a quorum of the Board of Directors cannot readily be convened as a result of emergency conditions following a catastrophe or disaster, then all the powers and duties vested in the Board of Directors shall vest automatically in an Emergency Management Committee which shall consist of all readily available members of the Board of Directors and which Committee shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. Two members shall constitute a quorum. Other provisions of these By-Laws notwithstanding, the Emergency Management Committee shall call a meeting of the Board of Directors as soon as circumstances permit, for the purpose of filling vacancies on the Board of Directors and its committees and to take such other action as may be appropriate; and if the Emergency Management Committee determines that less than a majority of the members of the Board of Directors are available for service, the Emergency Management Committee shall, as soon as practicable, issue a call for a special meeting of stockholders for the election of directors. The powers of the Emergency Management Committee shall terminate upon the convening of the meeting of the Board of Directors above prescribed at which a majority of the members thereof shall be present, or upon the convening of the above prescribed meeting of stockholders, whichever first shall occur.

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                                   ARTICLE V.

                                  THE OFFICERS

     Section 1. Officers - Qualifications. The elected officers of the Corporation shall be a Chairman of the Board, a Secretary and a Treasurer and may also include one or more Vice Chairmen of the Board, a President, one or more Executive Vice Presidents, one or more Senior Vice Presidents and one or more Vice Presidents. The elected officers shall be elected by the Board of Directors. The Chairman of the Board, the President and each Vice Chairman of the Board, shall be selected from the directors. Assistant Secretaries, Assistant Treasurers and such other officers as may be deemed necessary or appropriate may be appointed by the Board of Directors or may be appointed pursuant to Section 6 of this Article V.

     Section 2. Term of Office; Vacancies. So far as is practicable, all elected officers shall be elected at the organization meeting of the Board of Directors in each year, and except as otherwise provided in Sections 3 and 4, and subject to the provisions of Section 6, of this Article V, shall hold office until the organization meeting of the Board of Directors in the next subsequent year and until their respective successors are elected and qualify or until their earlier resignation or removal. All appointed officers shall hold office during the pleasure of the Board of Directors and the Chairman of the Board. If any vacancy shall occur in any office, the Board of Directors may elect or appoint a successor to fill such vacancy for the remainder of the term.

     Section 3. Removal of Elected Officers. Any elected officer may be removed at any time, either for or without cause, by affirmative vote of a majority of the whole Board of Directors, at any regular meeting or at any special meeting called for the purpose and, in the case of any officer not more senior than a Senior Vice President, by affirmative vote of a majority of the whole committee of the Board of Directors so empowered at any regular meeting or at any special meeting called for the purpose.

     Section 4. Resignations. Any officer may resign at any time, upon written notice of resignation to the Corporation. Any resignation shall be effective immediately unless a date certain is specified for it to take effect, in which event it shall be effective upon such date, and acceptance of any resignation shall not be necessary to make it effective, irrespective of whether the resignation is tendered subject to such acceptance.

     Section 5. Officers Holding More Than One Office. Any officer may hold two or more offices the duties of which can be consistently performed by the same person.

     Section 6. The Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall direct, coordinate and control the Corporation's business and activities and its operating expenses and capital expenditures, and shall have general authority to exercise all the powers necessary for the chief executive officer of the Corporation, all in accordance with basic policies established by and subject to the control of the Board of Directors. He shall be responsible for the employment or appointment of employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required for the conduct of the business and the attainment of the objectives of the Corporation, and shall have authority to fix compensation as provided in Section 15 of this
Article V. He shall have authority to suspend or to remove any employee, agent or appointed officer of the Corporation and to suspend for cause any elected officer of the Corporation and, in the case of the suspension for cause of any such elected officer, to recommend to the Board of Directors what further action should be taken. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation. As provided in Section 5 of Article II, he shall act as chairman at all meetings of the stockholders at which he is present, and, as provided in Section 9 of Article III, he shall preside at all meetings of the Board of Directors at which he is present. In the absence of the Chairman of the Board, his duties shall be performed and his authority may be exercised by the President, and, in the absence of the Chairman of the Board and the President, such duties shall be performed and such authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

                                       11

     Section 7. The President. The President, if any, shall be the chief operating officer of the Corporation. He shall implement the general directives, plans and policies formulated by the Chairman of the Board pursuant to the By-Laws, in general shall have authority to exercise all powers delegated to him by the Chairman of the Board and shall establish operating and administrative plans and policies and direct and coordinate the Corporation's organizational components, within the scope of the authority delegated to him by the Board of Directors or the Chairman of the Board. He shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and responsibility for the employment or appointment of such employees, agents and officers (except officers to be elected by the Board of Directors pursuant to Section 1 of this Article V) as may be required to carry on the operations of the business and authority to fix compensation of such employees, agents and officers as provided in Section 15 of this Article V. He shall have authority to suspend or to remove any employee or agent of the Corporation (other than officers). As provided in Section 6 of this Article V, in the absence of the Chairman of the Board, the President shall perform all the duties and exercise the authority of the Chairman of the Board. In the absence of the President, his duties shall be performed and his authority may be exercised by the Chairman of the Board. In the absence of the President and the Chairman of the Board, the duties of the President shall be performed and his authority may be exercised by such officer as may have been designated by the most senior officer of the Corporation who has made any such designation, with the right reserved to the Board of Directors to make the designation or supersede any designation so made.

     Section 8. The Vice Chairmen of the Board. The several Vice Chairmen of the Board, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

                                       12

     Section 9. The Executive Vice Presidents. The several Executive Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board or the President.

     Section 10. The Senior Vice Presidents. The several Senior Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman of the Board or any Executive Vice President.

     Section 11. The Vice Presidents. The several Vice Presidents, if any, shall perform such duties and may exercise such authority as may from time to time be conferred upon them by the Board of Directors, the Chairman of the Board, the President, any Vice Chairman of the Board or any Executive Vice President.

     Section 12. The Secretary. The Secretary shall attend to the giving of notice of all meetings of stockholders and of the Board of Directors and committees thereof, and, as provided in Section 5 of Article II and Section 9 of
Article III, shall keep minutes of all proceedings at meetings of the stockholders and of the Board of Directors at which he is present, as well as of all proceedings at all meetings of committees of the Board of Directors at which he has served as secretary, and where some other person has served as secretary thereto, the Secretary shall maintain custody of the minutes of such proceedings. As provided in Section 2 of Article VII, he shall have charge of the corporate seal and shall have authority to attest any and all instruments or writings to which the same may be affixed. He shall keep and account for all books, documents, papers and records of the Corporation, except those for which some other officer or agent is properly accountable. He shall generally perform all the duties usually appertaining to the office of secretary of a corporation. In the absence of the Secretary, such person as shall be designated by the Chairman of the Board shall perform his duties.

     Section 13. The Treasurer. The Treasurer shall have the care and custody of all the funds of the Corporation and shall deposit the same in such banks or other depositories as the Board of Directors or any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors, shall, from time to time, direct or approve. Except as otherwise provided by the Board of Directors or in the Corporation's plan of organization, the Treasurer shall keep a full and accurate account of all moneys received and paid on account of the Corporation, shall render a statement of accounts whenever the Board of Directors shall require, shall perform all other necessary acts and duties in connection with the administration of the financial affairs of the Corporation and shall generally perform all the duties usually appertaining to the office of the treasurer of a corporation. Whenever required by the Board of Directors, the Treasurer shall give bonds for the faithful discharge of the duties of that office in such sums and with such sureties as the Board of Directors shall approve. In the absence of the Treasurer, such person as shall be designated by the President shall perform such duties.

                                       13

     Section 14. Additional Duties and Authority. In addition to the foregoing specifically enumerated duties and authority, the several officers of the Corporation shall perform such other duties and may exercise such further authority as the Board of Directors may, from time to time, determine, or as may be assigned to them by any superior officer.

     Section 15. Compensation. Except as fixed or controlled by the Board of Directors or otherwise, compensation of all officers and employees shall be fixed by the Chairman of the Board, or by the President within the limits approved by the Chairman of the Board, or by other officers of the Corporation exercising authority granted to them under the plan of organization of the Corporation.

                                   ARTICLE VI.

                          STOCK AND TRANSFERS OF STOCK

     Section 1. Stock Certificates. The capital stock of the Corporation shall be represented by certificates signed by, or in the name of the Corporation by, the Chairman of the Board, the President or a Vice Chairman of the Board, and by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer, and sealed with the seal of the Corporation. If such stock certificate is countersigned by a Transfer Agent other than the Corporation or its employee or by a Registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile, engraved or printed. Such seal may be a facsimile, engraved or printed. In case any such officer, Transfer Agent or Registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, Transfer Agent or Registrar before such certificate is issued by the Corporation, it may nevertheless be issued by the Corporation with the same effect as if such officer, Transfer Agent or Registrar had not ceased to be such at the date of its issue. The certificates representing the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors.

     Section 2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the person named in the certificate, or by an attorney lawfully constituted in writing, and upon surrender and cancellation of a certificate or certificates for a like number of shares of the same class or series of stock, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and with such proof of the authenticity of the signatures as the Corporation or its agents may reasonably require and with all required stock transfer tax stamps affixed thereto and canceled or accompanied by sufficient funds to pay such taxes.

     Section 3. Lost Certificates. In case any certificate of stock shall be lost, stolen or destroyed, the Board of Directors, in its discretion, or any officer or officers thereunto duly authorized by the Board of Directors, may authorize the issue of a substitute certificate in place of the certificate so lost, stolen or destroyed; provided, however, that, in each such case, the applicant for a substitute certificate shall furnish evidence to the Corporation, which it determines in its discretion is satisfactory, of the loss, theft or destruction of such certificate and of the ownership thereof, and also such security or indemnity as may be required by it.

                                       14

     Section 4. Determination of Holders of Record for Certain Purposes. In order to determine the stockholders or other holders of securities entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of capital stock or other securities or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, not more than sixty (60) days prior to the date of payment of such dividend or other distribution or allotment of such rights or the date when any such rights in respect of any change, conversion or exchange of stock or securities may be exercised, and in such case only holders of record on the date so fixed shall be entitled to receive payment of such dividend or other distribution or to receive such allotment of rights, or to exercise such rights, notwithstanding any transfer of any stock or other securities on the books of the Corporation after any such record date fixed as aforesaid. No record date shall precede the date on which the Board of Directors establishes such record date.

                                  ARTICLE VII.

                                 CORPORATE SEAL

     Section 1. Seal. The seal of the Corporation shall be in the form of a circle and shall bear the name of the Corporation and in the center of the circle the words "Corporate Seal, Delaware" and the figures "1973".

     Section 2. Affixing and Attesting. The seal of the Corporation shall be in the custody of the Secretary, who shall have power to affix it to the proper corporate instruments and documents, and who shall attest it. In his absence, it may be affixed and attested by an Assistant Secretary, or by the Treasurer or an Assistant Treasurer or by any other person or persons as may be designated by the Board of Directors.

                                  ARTICLE VIII.

                                  MISCELLANEOUS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall end on the last Friday of December in each year and the succeeding fiscal year shall begin on the day next succeeding the last day of the preceding fiscal year.

     Section 2. Signatures on Negotiable Instruments. All bills, notes, checks or other instruments for the payment of money shall be signed or countersigned by such officers or agents and in such manner as, from time to time, may be prescribed by resolution (whether general or special) of the Board of Directors, or may be prescribed by any officer or officers, or any officer and agent jointly, thereunto duly authorized by the Board of Directors.

                                       15

     Section 3. References to Article and Section Numbers and to the By-Laws and the Certificate of Incorporation. Whenever in the By-Laws reference is made to an Article or Section number, such reference is to the number of an Article or Section of the By-Laws. Whenever in the By-Laws reference is made to the By-Laws, such reference is to these By-Laws of the Corporation, as amended, and whenever reference is made to the Certificate of Incorporation, such reference is to the Certificate of Incorporation of the Corporation, as amended, including all documents deemed by the General Corporation Law of the State of Delaware to constitute a part thereof.

                                   ARTICLE IX.

                                   AMENDMENTS

     The By-Laws may be altered, amended or repealed at any Annual Meeting of Stockholders, or at any special meeting of holders of shares of stock entitled to vote thereon, provided that in the case of a special meeting notice of such proposed alteration, amendment or repeal be included in the notice of meeting, by a vote of the holders of a majority of the shares of stock present in person or by proxy at the meeting and entitled to vote thereon, or (except as otherwise expressly provided in any By-Law adopted by the stockholders) by the Board of Directors at any valid meeting by affirmative vote of a majority of the whole Board of Directors.


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